Exhibit 99.1

RECAPITALIZATION AGREEMENT

AS OF

MARCH 19, 2008

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ARTICLE VII TAX MATTERS		17

7.1	Preparation and Filing of Tax Returns	17
7.2	Tax Indemnification	17
7.3	Cooperation on Tax Matters, Tax Audits	17
7.4	Post-Closing Period Tax Covenants	18

ARTICLE VIII POST-CLOSING COVENANTS		18

8.1	Confidentiality; Cooperation	18
8.2	Further Assurances	18

ARTICLE IX MISCELLANEOUS		18

9.1	Press Releases and Announcements	18
9.2	No Third Party Beneficiaries	19
9.3	Survival of Representations, Warranties and Covenants	19
9.4	Limitations	19
9.5	Action to be Taken by Affiliates	19
9.6	Entire Agreement	19
9.7	Succession and Assignment	19
9.8	Counterparts, Facsimile Signatures	19
9.9	Headings	20
9.10	Notice	20
9.11	Governing Law	20
9.12	Amendments and Waivers	21
9.13	Severability	21
9.14	Expenses	21
9.15	Specific Performance	21
9.16	Submission to Jurisdiction	21
9.17	WAIVER OF JURY TRIAL	22
9.18	Construction	22
9.19	Incorporation of Schedules	22

ATTACHMENTS

Disclosure Schedule

Schedule I	Individuals Required To Sign Non-competition, Non-solicitation, Confidentiality and Assignment of Invention Agreement
Schedule II	Closing Net Revenue Run Rate Threshold

Exhibit A	Form of Limited Partnership Agreement of Westfield LP
Exhibit B	Form of Economic Participation Agreement
Exhibit C	Form of Assignment and Assumption Agreement

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Exhibit D	Form of Non-competition, Non-solicitation, Confidentiality and Assignment of Invention Agreement
Exhibit E	Form of Press Release

iii

RECAPITALIZATION AGREEMENT

THIS RECAPITALIZATION AGREEMENT (this “Agreement”), dated as of the 19th day of March, 2008, is entered into by and among Boston Private Financial Holdings, Inc., a Massachusetts corporation (“BPFH”), Westfield Capital Management Company, LLC, a Delaware limited liability company (“Westfield LLC”), Westfield Capital Management Company, L.P., a Delaware limited partnership (“Westfield LP”), WMS Management LLC, a Delaware limited liability company (“WMS Management”), and WMS General Partner LLC (“WMS General Partner” and, together with WMS Management, the “WMS Entities”). The foregoing parties to this Agreement are each a “Party” and collectively, the “Parties.”

INTRODUCTION

1. BPFH is the sole member and manager, and owns beneficially and of record all of the outstanding limited liability company interests (the “Westfield LLC Interests”), of Westfield LLC.

2. Westfield LLC is the sole member and manager, and owns beneficially and of record all of the outstanding limited liability company interests (the “WP Interests”), of Westfield Partners, L.L.C, a Massachusetts limited liability company (“Westfield Partners”).

3. The individuals set forth on Schedule I (the “Management Team”) and certain of their colleagues have actively managed and operated Westfield LLC under BPFH’s ownership.

4. BPFH and Westfield LLC desire to effect a recapitalization of Westfield LLC pursuant to which, among other things, (a) the Management Team, through their indirect ownership of WMS General Partner and direct ownership of WMS Management, shall control, operate and manage the day-to-day operations of, and receive interests in, the business conducted by Westfield LLC (the “Business”) and (b) BPFH, through its ownership of Westfield LLC, shall retain an interest in the Business. In furtherance thereof, Westfield LLC has created a wholly-owned subsidiary, Westfield LP, for which Westfield LLC serves as the general partner and, at the Closing (as defined in Section 1.2(a) below) the following actions, among other things, shall occur: (i) Westfield LLC shall contribute all of the Business and the Acquired Assets (as defined in Section 1.2(b)(iii) below) to Westfield LP and Westfield LP shall assume all the Assumed Liabilities (as defined in Section 1.2(b)(iii) below) of Westfield LLC; (ii) WMS General Partner shall be admitted as a general partner of Westfield LP and WMS Management shall be admitted as the sole limited partner of Westfield LP; and (iii) the limited partnership agreement of Westfield LP in the form attached hereto as Exhibit A, with such changes as approved by the Parties (the “Limited Partnership Agreement”), shall become effective. The foregoing actions are collectively referred to herein as the “Recapitalization,” which actions are subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

RECAPITALIZATION; CLOSING

1.1 Recapitalization. Upon and subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), the Recapitalization and the other transactions contemplated by this Agreement and the Limited Partnership Agreement to occur at the Closing shall be effected.

1.2 The Closing.

(a) Time and Location. If this Agreement has not been earlier terminated in accordance with Section 6.1, the Closing shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, commencing at 10:00 a.m., local time, on June 30, 2008, or such other date as WMS Management and BPFH may agree (the “Closing Date”). The Parties agree that the transactions contemplated by this Agreement shall be deemed to occur immediately upon the close of business on the Closing Date. The Parties contemplate that they will execute a considerable number of documents required to be delivered at the Closing prior to the Closing Date but none of such documents shall be deemed to be delivered until the Closing Date, and each of such documents shall be effective only upon the Closing and shall be null and void automatically upon the termination of this Agreement in accordance with Section 6.1.

(b) Actions at the Closing. At the Closing:

(i) The parties to the Limited Partnership Agreement shall deliver to each other the Limited Partnership Agreement;

(ii) BPFH and Westfield LLC shall deliver to WMS Management and Westfield LP the Economic Participation Agreement in the form attached hereto as Exhibit B;

(iii) Westfield LLC shall execute and deliver to WMS Management an Assignment and Assumption Agreement, in the form attached hereto as Exhibit C, pursuant to which Westfield LLC contributes to Westfield LP all of the Business and the Acquired Assets and Westfield LP assumes the Assumed Liabilities. The term “Acquired Assets” means all of Westfield LLC’s assets, properties, goodwill and rights (other than the Excluded Assets (as defined below)) of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, existing as of the Closing. The term “Excluded Assets” means all rights which accrue or will accrue to the benefit of Westfield LLC under this Agreement or the Limited Partnership Agreement. The term “Assumed Liabilities” means all the pre-Closing liabilities or obligations of every kind, nature, character and description (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether accrued or unaccrued, whether due or to become due, and whether claims with respect thereto are asserted before or after the Closing, of Westfield LLC other than the Retained Liabilities. The term “Retained Liabilities” means (A) all liabilities and obligations whenever arising relating to any of the Excluded Assets, (B) all liabilities and obligations of Westfield LLC for income, transfer, sales, use or other Taxes, including any such Taxes arising in connection with the consummation of the transactions contemplated by this Agreement, and (C) all liabilities and obligations with respect to matters for which any provision of this Agreement provides that Westfield LP shall assume no liability;

(iv) Westfield LLC and Westfield LP shall execute and deliver such other instruments of conveyance as WMS Management may reasonably request in order to effect the sale, transfer, conveyance and assignment to Westfield LP of valid ownership of the Business and the Acquired Assets;

(v) Westfield LLC shall transfer to Westfield LP all the books, records, files and other data (or copies thereof) within the possession of Westfield LLC relating to the Business or the Acquired Assets and reasonably necessary for the continued operation of the Business by Westfield LP;

(vi) Westfield LLC shall deliver to Westfield LP, or otherwise put Westfield LP in possession and control of, all of the Acquired Assets of a tangible nature;

(vii) Each of the individuals listed on Schedule I hereto shall execute and deliver a Non-Competition, Non-Solicitation, Confidentiality and Assignment of Invention Agreement in the form attached hereto as Exhibit D;

(viii) BPFH shall deliver (or cause to be delivered) to WMS Management the various certificates, instruments and documents required to be delivered under Section 5.1;

(ix) WMS Management shall deliver (or cause to be delivered) to BPFH the various certificates, instruments and documents required to be delivered under Section 5.2;

(x) BPFH shall deliver (or cause to be delivered) to WMS Management a certificate evidencing the change in name of Westfield LLC to BPFH Manager, L.L.C., as certified by the Secretary of State of the State of Delaware;

(xi) BPFH shall deliver (or cause to be delivered) to WMS Management certificates of good standing in the jurisdiction of its formation or organization of Westfield LLC, Westfield LP and Westfield Partners dated as of a date not earlier than ten (10) days prior to the Closing Date, together with a copy of the Certificates of Limited Partnership or Formation (as applicable), and any amendments thereto, certified by the Secretary of State of the State of Delaware;

(xii) Westfield LLC, following payment of the amount contemplated by Section 5.2(e), shall distribute all cash in excess of working capital, which for purposes of this Section 1.2(b)(xii) shall mean the amount which is three (3) times the average monthly operating expense accruals for the first six months of the 2008 fiscal year, which expense accruals shall include amounts for staff bonuses and also the 40% Bonus Pool (as defined in the Limited Partnership Agreement), and such amounts distributed to BPFH and accrued in respect of the Bonus Pool shall be deemed to be subject to the terms of the Economic Participation Agreement; and

(xiii) BPFH and WMS Management shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

For purposes of this Agreement, “Affiliate” means any member, manager, officer, director, general or limited partner, employee of or consultant to or other person controlling, controlled by or under common control with the relevant Party.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BPFH

BPFH represents and warrants to the WMS Entities, except as expressly set forth herein or in the disclosure schedule attached hereto (the “Disclosure Schedule”), that the statements contained in this Article II are true and correct as of the date of this Agreement and, pursuant to Section 5.1(a), shall be the true and correct as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such date). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II and the disclosure in any paragraph shall qualify (A) such specifically enumerated paragraph, (B) any other paragraph to which an explicit and clear cross-reference has been made and (C) such other paragraphs contained in this Article II to the extent that it is clearly apparent to a person familiar with Westfield LLC (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure also logically qualifies such other paragraph.

2.1 Organization, Qualification and Power.

(a) Westfield LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on the Business as heretofore conducted, and is in good standing as a foreign organization in the Commonwealth of Massachusetts.

(b) Westfield LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite limited partnership power and authority to own, lease and operate the properties and assets of Westfield LLC to be contributed to it at the Closing and to carry on the Business as heretofore conducted, and is in good standing as a foreign organization in the Commonwealth of Massachusetts. As of the Closing Date, Westfield LP has not conducted any business other than in connection with its formation and as contemplated by this Agreement.

(c) Westfield Partners, L.L.C. (“Westfield Partners”) is a limited liability company duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as heretofore conducted and is duly qualified to do business and is in good standing in The Commonwealth of Massachusetts.

(d) Except for Westfield LP and Westfield Partners, Westfield LLC has no Subsidiaries (as defined below). Neither Westfield Partners nor Westfield LP has any

Subsidiaries, except that Westfield Partners shall become a wholly-owned Subsidiary of Westfield LP as of the Closing Date. None of Westfield LLC, Westfield LP or Westfield Partners either (I) directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated (other than Westfield Life Sciences Fund Limited Partnership, Westfield Life Sciences Fund II Limited Partnership and Westfield Life Sciences Fund (Caymans), Inc. (collectively, the “Westfield Funds”)) or (II) has, at any time, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity (other than Westfield Capital Growth Fund, L.P., Westfield Capital Growth Fund II, L.P., Westfield Performance Fund, L.P., Westfield Micro Cap Fund, L.P., Marlborough Street Fund LP and the Westfield Funds). As used in this Agreement, the term “Subsidiary” means, with respect to a party, any corporation, partnership, limited partnership, joint venture, limited liability company, or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member, (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 25% of the equity, membership, partnership or similar interests, except that (X) none of the Westfield Funds shall be deemed to be a Subsidiary of Westfield Partners, and (Y) after the Closing, none of Westfield LP, Westfield Partners or any Westfield Fund shall be deemed to be a Subsidiary or Affiliate of Westfield LLC or BPFH, and neither BPFH or Westfield LLC shall be deemed to be an Affiliate of Westfield LP, Westfield Partners or any Westfield Fund.

(e) BPFH has delivered to WMS Management complete and accurate copies of the organizational documents (which includes limited liability company operating agreements) of Westfield LLC, Westfield LP and Westfield Partners (each as amended to date). The minute books (containing the records of meetings (or written consents executed in lieu of such meetings) of the members or shareholders and of the managers or board of directors), the stock certificate books, if any, and the stock record books, if any, of Westfield LLC, Westfield LP and Westfield Partners are complete and accurate in all material respects. None of Westfield LLC, Westfield LP or Westfield Partners is in default under or in violation of any provision of its organizational documents.

2.2 Capitalization and Ownership.

(a) BPFH owns beneficially and of record all of the Westfield LLC Interests, which are so owned free and clear of all Liens (as defined below) and agreements in respect of, or limitations on, BPFH’s voting rights. The Westfield LLC Interests are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. For purposes of this Agreement, “Lien” means any mortgage, security interest, pledge, lien, charge or encumbrance of any nature other than transfer restrictions under the limited liability company operating agreement of Westfield LLC or applicable securities laws.

(b) Except for the Westfield LLC Interests, (i) there are no equity securities or interests of any class of Westfield LLC, or any security exchangeable into or exercisable for such equity securities or interests, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character obligating Westfield LLC to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold equity or other interests of Westfield LLC or any security or rights convertible into or exchangeable or exercisable for any such interests, or obligating Westfield LLC to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Westfield LLC does not have any outstanding any stock appreciation rights, phantom stock, performance-based rights or similar rights or obligations. There are no obligations, contingent or otherwise, of Westfield LLC to repurchase, redeem or otherwise acquire any interest in Westfield LLC or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in Westfield LLC or any other person or entity. There are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any equity or other interests of Westfield LLC.

(c) As of the date of this Agreement, Westfield LLC owns beneficially and of record all of the limited partner and general partner interests in Westfield Partners (the “WP Interests”) and the Westfield LP Interests, which are so owned free and clear of all Liens and agreements in respect of, or limitations on, Westfield LLC’s voting rights except as set forth in this Agreement. As of the Closing, (i) Westfield LP shall own beneficially and of record all of the WP Interests, which shall be so owned free and clear of all Liens and agreements in respect of, or limitations on, Westfield LP’s voting rights and (ii) (A) Westfield LLC shall own beneficially and of record the BPFH General Partner Interest (as defined in the Limited Partnership Agreement), (B) WMS General Partner shall own beneficially and of record the WMS General Partner Interest (as defined in the Limited Partnership Agreement) and (C) WMS Management shall own beneficially and of record all the Units (as defined in the Limited Partnership Agreement), which in each case shall be so owned free and clear of all Liens and agreements in respect of, or limitations on, their respective voting rights except as set forth in the Limited Partnership Agreement. The WP Interests and the Westfield LP Interests are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, except in the case of the Westfield LP Interests as set forth in this Agreement. As of the closing date, the BPFH General Partner Interest, the WMS General Partner Interest and the Units shall be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, except as set forth in the Limited Partnership Agreement.

(d) Except for (I) the WP Interests and the Westfield LP Interests and (II) the BPFH General Partner Interest which shall be issued to Westfield LLC in complete redemption of, and substitution for, the Westfield LP Interests at the Closing pursuant to this Agreement and the WMS General Partner Interest and the Units which shall be issued to WMS General Partner and WMS Management, respectively, at the Closing pursuant to this Agreement, (i) there are no equity securities or interests of any class of either Westfield Partners or Westfield LP, or any security exchangeable into or exercisable for such equity securities or interests, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character obligating either Westfield Partners or Westfield LP to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold equity or other interests of either Westfield Partners or Westfield LP or any security or rights convertible into or exchangeable or exercisable for any such interests, or obligating either Westfield Partners or Westfield LP to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither Westfield Partners or Westfield LP has outstanding any stock appreciation rights, phantom stock, performance-based rights or similar rights or obligations. Except pursuant to Section 13.1 of the Limited Partnership Agreement with respect to Westfield LP, there are no obligations, contingent or otherwise, of either Westfield Partners or Westfield LP to repurchase, redeem or otherwise acquire an interest in either Westfield Partners or Westfield LP or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in either Westfield Partners or Westfield LP or any other person or entity. Except for this Agreement, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any equity or other interests of either Westfield Partners or Westfield LP to which any of BPFH, Westfield LLC, Westfield LP or Westfield Partners is a party or bound.

(e) The WP Interests constitute all of the outstanding equity securities or interests in Westfield Partners. As of the date of this Agreement, the Westfield LP Interests constitute all of the outstanding equity securities or interests in Westfield Partners and, as of the Closing Date, the BPFH General Partner Interest, the WPMS General Partner Interest and the Units shall constitute all of the outstanding equity securities or interests in Westfield LP.

2.3 Authority.

(a) Each of BPFH, Westfield LLC and Westfield LP has all requisite entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of BPFH, Westfield LLC and Westfield LP and the performance by each of them of its obligations hereunder and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by all necessary entity action on their part. This Agreement has been duly and validly executed and delivered by each of BPFH, Westfield LLC and Westfield LP and, assuming this Agreement constitutes the valid and binding agreement of the WMS Entities, constitutes a valid and binding obligation of each of BPFH, Westfield LLC and Westfield LP, enforceable against each of BPFH, Westfield LLC and Westfield LP in accordance with its terms, except as enforcement hereof may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, fraudulent transfer, reorganization, remediation and similar laws affecting creditors’ rights and remediation generally.

(b) Westfield LLC has all requisite entity power and authority to execute and deliver the Limited Partnership Agreement and to perform its obligations thereunder. The execution and delivery of the Limited Partnership Agreement by Westfield LLC and the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary entity action on its part. At the Closing Date, the Limited Partnership Agreement shall be duly and validly executed and delivered by Westfield LLC and, assuming the Limited Partnership Agreement constitutes the valid and binding agreement of the WMS Entities, constitutes a valid and binding obligation of Westfield LLC, enforceable against Westfield LLC in accordance with its terms, except as enforcement hereof may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, fraudulent transfer, reorganization, remediation and similar laws affecting creditors’ rights and remediation generally.

2.4 Noncontravention. The execution and delivery of this Agreement by each of BPFH, Westfield LLC and Westfield LP do not, and the consummation by each of BPFH, Westfield LLC and Westfield LP of the transactions contemplated by this Agreement shall not, conflict with, or result in any violation or breach of, any provision of their respective organizational documents.

2.5 Government Approval. No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a “Governmental Entity”) is required by or with respect to any of BPFH, Westfield LLC or Westfield LP in connection with the execution and delivery of this Agreement by each of BPFH, Westfield LLC and Westfield LP, or the consummation by each of BPFH, Westfield LLC and Westfield LP of the transactions contemplated by this Agreement, except for (i) a notification to the Federal Reserve Board by BPFH and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), by Westfield LLC and Westfield LP.

2.6 Tax Matters. Since July 1, 2002, except for matters caused by occurrences or conditions prior to such date:

(a) Each of Westfield LLC and each Westfield Partners has filed all Tax Returns (as defined below) that it was required to file on or before the Closing Date and all such Tax Returns were complete and accurate in all material respects. Each of Westfield LLC and Westfield Partners has paid all Taxes that are shown due on any such Tax Returns or are otherwise payable. The unpaid Taxes of each of Westfield LLC and Westfield Partners for tax periods through December 31, 2007 do not exceed the accruals and reserves for Taxes set forth on Section 2.6(a) of the Disclosure Schedule (exclusive of any accruals for “deferred taxes” or similar items that reflect timing differences between Tax and financial accounting principles). All Taxes that each of Westfield LLC and Westfield Partners is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. “Taxes” shall mean any and all taxes, charges, fees, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof. For purposes of this Agreement, “Tax Returns” means all reports, returns, declarations, statements, forms or other information supplied or required to be supplied to a taxing authority in connection with Taxes.

(b) Neither Westfield LLC nor Westfield Partners is liable for the Taxes of any taxpayer other than Westfield LLC and Westfield Partners, as applicable, by operation of law, as a transferee or successor, by contract, or otherwise for any taxable period beginning before and ending on or before the Closing Date.

(c) At all times, each of Westfield LLC, Westfield Partners and Westfield LP has validly been treated as a partnership or “disregarded entity” within the meaning of Section 7701 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder for federal income tax purposes, and has been similarly treated for all state and local income tax purposes.

(d) None of Westfield LLC, Westfield Partners or Westfield LP is, or has ever been, a “publicly traded partnership” within the meaning of Section 7704 of the Code.

(e) Neither Westfield LLC nor Westfield Partners has waived or otherwise extended any statute of limitations with respect to the assessment or collection of Taxes.

(f) Section 2.6(f) of the Disclosure Schedule sets forth, as to Westfield LLC and Westfield Partners, the states and other jurisdictions in which such company has filed Tax Returns or paid Taxes or in which BPFH or any of its Affiliates has filed Tax Returns or paid Taxes with respect to the operations of Westfield LLC or Westfield Partners and no such company is or was required to file Tax Returns or pay Taxes in any other state or jurisdiction.

(g) No examination or audit of any Tax Return of Westfield LLC nor Westfield Partners by any Governmental Entity is currently in progress or, to the knowledge of the BPFH, threatened or contemplated.

2.7 Distributions. Since January 1, 2008, BPFH has not caused Westfield LLC to make any distributions other than those made in the ordinary course of business or as contemplated by this Agreement.

2.8 Broker’s Fees. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of BPFH or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE WMS ENTITIES

Each of WMS General Partner and WMS Management represents and warrants to BPFH as of the date hereof and, pursuant to Section 5.2(a), as of the Closing Date, as follows:

3.1 Organization. Each WMS Entity is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign organization in the Commonwealth of Massachusetts.

3.2 Capitalization and Ownership. WMS Management owns beneficially and of record all of the limited liability company interests in WMS General Partner, which are so owned free and clear of all Liens and agreements in respect of, or limitations on, WMS Management’s voting rights except as set forth in the limited liability company operating agreement of WMS Management. As of the Closing Date, the only owners (beneficially or of record) of any limited liability company interest in WMS Management shall be the individuals listed on Schedule I attached hereto.

3.3 Authority. Each WMS Entity has all requisite limited liability company power and authority to execute and deliver this Agreement and the Limited Partnership Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Limited Partnership Agreement by each WMS Entity and the performance by each of them of its respective obligations hereunder and thereunder and the consummation by each of them of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action on their part. This Agreement has been duly and validly executed and delivered by each WMS Entity and, assuming this Agreement constitutes the valid and binding agreement of each of BPFH, Westfield LLC and Westfield LP, constitutes a valid and binding obligation of each WMS Entity, enforceable against each WMS Entity in accordance with its terms, except as enforcement hereof may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, fraudulent transfer, reorganization, remediation and similar laws affecting creditors’ rights and remediation generally. At the Closing Date, the Limited Partnership Agreement shall be duly and validly executed and delivered by each WMS Entity and, assuming the Limited Partnership Agreement constitutes the valid and binding agreement of Westfield LLC and Westfield LP, constitutes a valid and binding obligation of each of the WMS Entities, enforceable against each WMS Entity in accordance with its terms, except as enforcement hereof may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, fraudulent transfer, reorganization, remediation and similar laws affecting creditors’ rights and remediation generally.

3.4 Noncontravention. The execution and delivery of this Agreement by each WMS Entity do not, and the consummation by each WMS Entity of the transactions contemplated by this Agreement shall not conflict with, or result in any violation or breach of, any provision of their respective organizational documents.

3.5 Government Approval. No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to either WMS Entity in connection with the execution and delivery of this Agreement by each WMS Entity or the consummation by each WMS Entity of the transactions contemplated by this Agreement.

3.6 Broker’s Fees. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of either WMS Entity, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

ARTICLE IV

PRE-CLOSING COVENANTS

4.1 Efforts; Consents. During the period from the date of this Agreement to and including the Closing (or such earlier date as this Agreement may be terminated in accordance with Section 6.1), each Party shall use commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Parties in doing or causing to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders, and make any notices required to be obtained or made by such Party in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or, with respect to BPFH, Westfield LLC or Westfield LP, required to prevent the occurrence of an event that would reasonably be expected to have a Westfield Material Adverse Effect, or, with respect to the WMS Entities, required to prevent the occurrence of an event that would reasonably be expected to have a WMS Material Adverse Effect, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable federal or state securities laws or any other applicable material domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement currently in effect (including those of any Governmental Entity) (“Applicable Law”), and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Parties shall cooperate with each other in connection with the making of all such filings and obtaining such consents, licenses, permits, waivers, approvals, authorization and orders, including providing copies of all such documents to the non-filing or non-obtaining Party and its advisors prior to filing or use and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. For purposes of this Agreement, the term “Westfield Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on (x) the Business or the assets, liabilities, capitalization, financial condition, or results of operations of Westfield LLC and Westfield Partners, taken as a whole, (y) the ability of the BPFH, Westfield LLC and Westfield Partners to consummate the transactions contemplated by this Agreement or (z) the ability of Westfield LP to operate the Business immediately after the Closing, provided, however, that any change contemplated by clause (x) above that results in a Closing Net Revenue Run Rate of greater than the dollar amount set forth in Schedule II shall not constitute a Westfield Material Adverse Effect and any change contemplated by clause (x) above that results in a Closing Net Revenue Run Rate equal to or less than the dollar amount set forth in Schedule II shall constitute a Westfield Material Adverse Effect. The “Base Net Revenue Run Rate” shall mean the amount, calculated as of January 1, 2008 of the aggregate annualized investment advisory, investment management and subadvisory fees for all clients payable to Westfield LLC determined by multiplying the Assets Under Management for such account by the applicable fee rate for such account at such date, and subtracting therefrom the operating expenses actually incurred by Westfield LLC in 2007. The “Closing Net Revenue Run Rate” shall be the Base Net Revenue Run Rate (x) increased by the positive and decreased by the negative excess of (A) additions and contributions to such account after January 1, 2008 and on or prior to the Closing Date and (B) terminations, withdrawals, redemptions and repurchases out of such account after January 1, 2008 and on or prior to the Closing Date and (y) increased, with respect to any new account opened after January 1, 2008 and on or prior to the Closing Date, by the amount of additions and contributions after January 1, 2008 and on or prior to the Closing Date. Additions and contributions shall be taken into account upon the earlier of when notice of such addition and contribution is provided or when actually funded, and withdrawals, redemptions and repurchases shall be taken into account upon the earlier of when notice of such event is provided to Westfield LLC or when they are actually funded out of such account. As used herein, “Assets Under Management” shall mean, as of any day, the aggregate net asset value as of the close of business on such day (or, if such day is not a Business Day, the immediately preceding Business Day) of the investments held by the funds and separate accounts to which Westfield LLC provides Investment Management Services (as defined in the Limited Partnership Agreement). For the avoidance of doubt, the Parties agree that the terms “material,” “materially” or “materiality” as used in this Agreement with an initial lower-case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Westfield Material Adverse Effect or WMS Material Adverse Effect. For purposes of this Agreement, the term “WMS Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, the ability of the WMS Entities to consummate the transactions contemplated by this Agreement.

4.2 Operation of Business. Except as expressly permitted by this Agreement or agreed to in writing by BPFH and WMS Management, during the period from the date of this Agreement to and including the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 6.1), Westfield LLC shall, and shall cause Westfield Partners to, act and carry on the Business in the usual, regular and ordinary course in substantially the same manner as previously conducted (the “Ordinary Course of Business”), and perform its obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply with all Applicable Law and use commercially reasonable efforts, consistent with past practices, to maintain and preserve the Business and its assets and properties to the end that its goodwill and ongoing business shall be unimpaired at the Closing. Without limiting the generality of the foregoing, from and after the date of this Agreement to and including the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 6.1), Westfield LLC shall not, without the prior written consent of WMS Management and BPFH, declare or pay any dividend or make any distribution other than a dividend or distribution declared, made and paid in accordance with the requirements of Sections 1.2(b)(xii) and 5.2(e).

4.3 Client Contract Consents.

(a) U.S. Westfield Funds. As soon as reasonably practicable after the date hereof, Westfield LLC shall, with respect to Westfield Life Sciences Fund Limited Partnership, Westfield Life Sciences Fund II Limited Partnership and Westfield MicroCap Fund Limited Partnership, (A) cause Westfield Partners to consent to the “assignment” (as defined in the

Advisers Act and interpreted thereunder) of the investment advisory agreement between Westfield LLC and each such Westfield Fund, and (B) send a written notice to the investors in such Westfield Funds informing such investors of the transactions contemplated by this Agreement and offering such investors of a liquidity right as of June 30, 2008 with respect to their investments in such Westfield Funds irrespective of any applicable lock-up period.

(b) Cayman Westfield Fund. As soon as reasonably practicable after the date hereof, Westfield LLC shall, with respect to Westfield Life Sciences Fund (Caymans), Inc., (A) request from such Westfield Fund’s board of directors the affirmative written consent to the “assignment” of the investment advisory agreement between Westfield LLC and such Westfield Fund, and (B) send a written notice to the investors in such Westfield Fund informing such investors of the transactions contemplated by this Agreement and offering such investors a liquidity right as of June 30, 2008 with respect to their investments in such Westfield Fund irrespective of any applicable lock-up period; provided, however, that to the extent written consent to the “assignment” referred to in this clause (ii) is not obtained within thirty (30) days after delivery of the notice with respect thereto, Westfield LLC shall send a second notice again informing such Westfield Fund’s board of directors of the transactions contemplated by this Agreement and again requesting the affirmative written consent to such “assignment” of their respective advisory agreements but stating that such consent shall be deemed to have been given within a reasonable period of time after the date of such second notice (subject to the board of director’s right to terminate the advisory agreement in accordance with its terms) unless such Westfield Fund’s board of directors affirmatively objects in a written instrument delivered prior to the Closing.

(c) Separate Account Clients. As soon as reasonably practicable after the date hereof, Westfield LLC shall, with respect to any person (other than the Westfield Funds and the Mutual Funds (as defined below)) to whom Westfield LLC serves as an investment adviser or subadviser (each, a “Separate Account Client”), (1) send a notice informing such Separate Account Clients of the transactions contemplated by this Agreement and requesting the affirmative written consent to the “assignment” of their respective advisory agreements, (2) to the extent such written consent is not received by Westfield LLC from a Separate Account Client within thirty (30) days after delivery of the notice with respect thereto, send a second notice again informing each such Separate Account Client of the transactions contemplated by this Agreement and again requesting affirmative written consent to the “assignment” of their respective advisory agreements but stating that their consent will be deemed to have been given within a reasonable period of time after the date of such second notice (subject to their right to terminate their advisory agreements in accordance with their respective terms) unless the Separate Account Client affirmatively objects in a written instrument delivered prior to the Closing.

(d) Mutual Funds. The Parties recognize that the transactions contemplated by this Agreement shall constitute an “assignment” and termination of the investment advisory/subadvisory agreement between each registered open-end investment company (each, a “Mutual Fund”) and Westfield LLC (the “Existing Fund Agreements”), under the terms thereof and the Investment Company Act of 1940, as amended (the “1940 Act”), and the Advisers Act. Westfield LLC shall use commercially reasonable efforts to obtain, as soon as reasonably practicable after the date hereof, such authorizations and approvals of the board of trustees of each Mutual Fund (including separate approval of disinterested trustees), as may be required by the 1940 Act (or an exemptive order with respect thereto), to obtain a new investment advisory agreement between such Mutual Fund and Westfield LP, effective at the Closing, identical in all material respects to such Mutual Fund’s Existing Fund Agreement.

4.4 Disclosure Generally.

(a) From time to time commencing on the date of this Agreement and until the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 6.1), BPFH shall deliver to WMS Management written notice of any event or development that would (i) render any statement, representation or warranty of BPFH, Westfield LLC or Westfield Partners, as the case may be, in this Agreement inaccurate or incomplete in any respect or (ii) constitute or result in a breach by BPFH, Westfield LLC or Westfield Partners, as the case may be, or a failure by BPFH, Westfield LLC or Westfield Partners, as the case may be, to comply with, any agreement or covenant in this Agreement applicable to it. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

(b) From time to time commencing on the date of this Agreement and until the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 6.1), WMS Management shall deliver to BPFH written notice of any event or development that would (i) render any statement, representation or warranty of either WMS Entity in this Agreement inaccurate or incomplete in any respect or (ii) constitute or result in a breach by either WMS Entity, or a failure by either WMS Entity to comply with, any agreement or covenant in this Agreement applicable to it. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions to Obligations of the WMS Entities. The obligation of each WMS Entity to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by WMS Management) of the following conditions (in addition to WMS Management’s right to terminate this Agreement as provided in Section 6.1 of this Agreement):

(a) The representations and warranties of BPFH set forth in Article II shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failure to be true and correct individually or in the aggregate, has not had, and is not reasonably likely to have, a Westfield Material Adverse Effect).

(b) Each of BPFH, Westfield LLC and Westfield LP shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing.

(c) A Westfield Material Adverse Effect shall not have occurred and be continuing.

(d) BPFH shall have delivered to WMS Management a certificate to the effect that each of the conditions specified in clauses (a) through (c) of this Section 5.1 is satisfied in all respects.

(e) BPFH shall have delivered (or caused to be delivered) all items required under Section 1.2(b) to be received by WMS Management.

(f) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

(g) There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by the WMS Entities, Westfield LLC or Westfield LP of all or a material portion of the Business or to compel the WMS Entities, Westfield LLC or Westfield LP to dispose of or hold separate all or a material portion of the Business or the Acquired Assets, (ii) seeking to prevent consummation of the transactions contemplated by, or the performance by the Parties of their respective obligations under, this Agreement or (iii) seeking to cause the transactions contemplated by, or the performance by the Parties of their respective obligations under, this Agreement to be rescinded following consummation.

5.2 Conditions to Obligations of BPFH, Westfield LLC and Westfield LP. The obligation of each of BPFH, Westfield LLC and Westfield LP to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by BPFH) of the following conditions (in addition to BPFH’s right, as the case may be, to terminate this Agreement as provided in Section 6.1 of this Agreement):

(a) The representations and warranties of the WMS Entities set forth in Article III shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failure to be true and correct, individually or in the aggregate, has not had, and is not reasonably likely to have, a WMS Material Adverse Effect).

(b) Each WMS Entity shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

(c) A Westfield Material Adverse Effect or a WMS Material Adverse Effect shall not have occurred and be continuing.

(d) WMS Management shall have delivered to BPFH a certificate to the effect that each of the conditions specified in clauses (a) through (c) of this Section 5.2 is satisfied in all respects.

(e) Westfield LLC shall have distributed $7,754,000 to BPFH in either immediately payable funds, through the cancellation of outstanding indebtedness, or through the issuance of a note with maturity no more than 6 months after the Closing such note to be in a form reasonably acceptable to BPFH and WMS Management, or in any combination of the forgoing.

(f) WMS Management shall have delivered (or caused to be delivered) all items required under Section 1.2(b) to be received by BPFH.

(g) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

(h) There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by the WMS Entities, Westfield LLC or Westfield LP of all or a material portion of the Business or to compel the WMS Entities, Westfield LLC or Westfield LP to dispose of or hold separate all or a material portion of the Business or the Acquired Assets, (ii) seeking to prevent consummation of the transactions contemplated by, or the performance by the Parties of their respective obligations under, this Agreement or (iii) seeking to cause the transactions contemplated by, or the performance by the Parties of their respective obligations under, this Agreement to be rescinded following consummation.

ARTICLE VI

TERMINATION

6.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

(a) BPFH and WMS Management may terminate this Agreement by mutual written consent;

(b) BPFH may terminate this Agreement by giving written notice to the other Parties if the Closing shall not have occurred on or before September 30, 2008 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by BPFH, Westfield LLC or Westfield LP of any of their respective representations, warranties, covenants or agreements contained in this Agreement); and

(c) WMS Management may terminate this Agreement by giving written notice to the other Parties if the Closing shall not have occurred on or before September 30, 2008 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from a breach by the WMS Entities of any of their respective representations, warranties, covenants or agreements contained in this Agreement).

6.2 Effect of Termination. If a Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party.

ARTICLE VII

TAX MATTERS

7.1 Preparation and Filing of Tax Returns.

(a) BPFH and Westfield LLC shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns with respect to Westfield LLC and Westfield Partners, as the case may be, or in respect of their businesses, properties, assets or operations for any taxable period ending on or before the Closing Date. Such Tax Returns shall be prepared on a basis that is consistent with past practice. Such Tax Returns that are not consolidated with the Tax Returns of any BPFH Entity shall be submitted to WMS Management at least 30 days before the due date thereof, completed in draft form, for WMS Management’s review and approval, which shall not be unreasonably withheld, delayed or conditioned.

(b) WMS Management shall prepare and timely file all Tax Returns of Westfield Partners and each Westfield Fund for all other periods. Any Tax Return of Westfield Partners or Westfield Fund to be prepared and filed by WMS Management shall, to the extent permitted by Applicable Law, be prepared on a basis consistent with the last previous similar Tax Return of Westfield Partners or Westfield Fund, as applicable. WMS Management shall consult with BPFH concerning the preparation of any such Tax Return.

7.2 Tax Indemnification. Each of BPFH and Westfield LLC, jointly and severally, hereby agrees to indemnify the WMS Entities in respect of, and hold the WMS Entities harmless against, any and all Taxes due and payable by Westfield LLC or Westfield Partners for any taxable period ending on or before the Closing Date.

7.3 Cooperation on Tax Matters, Tax Audits. After the date of this Agreement, the Parties shall (i) reasonably cooperate in (A) preparing any Tax Returns of Westfield LLC or Westfield Partners, (B) preparing for any Tax audit, examination, or other administrative or court proceeding regarding Taxes with respect to Westfield LLC or any Westfield Partners and (C) defending any Tax position taken by Westfield LLC or Westfield Partners; (ii) make available to the other Parties and to any applicable governmental authority responsible for the administration of any Taxes (a “Taxing Authority”) as reasonably requested all information and documents relating to Taxes of Westfield LLC or Westfield Partners; (iii) provide timely notice to the other Parties in writing of any pending or threatened Tax audits, assessments or litigation with respect to Westfield LLC or Westfield Partners; and (iv) furnish the other Parties with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request.

7.4 Post-Closing Period Tax Covenants. With respect to any entity in which Westfield LLC or Westfield Partners holds an equity interest and which is treated as a partnership for federal income Tax purposes, allocations of income, gain, loss, deduction and other similar items for the year in which the Closing Date occurs shall be allocated for purposes of Section 706 of the Code using the “closing-of-the-books” method to the extent allowable under Section 706 of the Code.

ARTICLE VIII

POST-CLOSING COVENANTS

8.1 Confidentiality; Cooperation.

(a) Confidentiality. Each of the Parties shall hold, and shall use reasonable efforts to cause its Affiliates, consultants and advisors to hold, in strict confidence all records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, “Information”) concerning the other furnished to it by another Party or the other Party’s representatives at any time prior to Closing or pursuant to this Section 8.1 and each of BPFH and Westfield LLC shall hold in strict confidence all Information with respect to the Business (except to the extent that such Information is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of the terms of this Section 8.1), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law; provided, however, that in the case of disclosure compelled by judicial or administrative process, the disclosing Party shall, to the extent not prohibited under Applicable Law, notify the nondisclosing Party promptly of the request or requirement so that the non-disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 8.1(a).

8.2 Further Assurances. At any time and from time to time after the Closing, as and when requested by any Party hereto, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1 Press Releases and Announcements. Other than the form of press release attached as Exhibit E hereto, no Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock market rule (in which case the disclosing Party shall advise the other Parties and the other Parties shall have the right and reasonable opportunity to review such press release or announcement prior to its publication); and provided, further, that Westfield LLC may make accurate disclosures to its clients and Westfield Fund investors and prospective clients and Westfield Fund investors.

9.2 No Third Party Beneficiaries. Other than the Management Team, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

9.3 Survival of Representations, Warranties and Covenants. All representations and warranties of the Parties and covenants and other agreements to be performed at or prior to Closing contained in this Agreement shall survive the Closing Date.

9.4 Limitations.

(a) Neither BPFH nor Westfield LLC shall have a right of contribution against Westfield LP, Westfield Partners or the Business with respect to any breach by BPFH, Westfield LLC, Westfield LP or Westfield Partners of any of their respective representations, warranties, covenants or agreements in this Agreement.

(b) Notwithstanding any other provision of this Agreement, the Parties expressly waive and forego any right to recover consequential, indirect, punitive, exemplary or similar damages (including lost profits, lost revenues, cost of capital or loss of business opportunity) in any claim, arbitration, lawsuit, litigation or proceeding arising out of or resulting from any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby. In no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated by this Agreement.

9.5 Action to be Taken by Affiliates. The Parties shall cause their respective controlled Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates.

9.6 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and their respective Affiliates with respect to the subject matter hereof. This Agreement supersedes any prior understandings, agreements, or representations by or among any of the Parties and their respective Affiliates, whether written or oral, with respect to the subject matter hereof.

9.7 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

9.8 Counterparts, Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, it being understood that all Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile.

9.9 Headings. The section headings, table of contents and table of defined terms contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.10 Notice. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered one (1) business day after it is sent by (a) a reputable courier service guaranteeing delivery within one (1) business day or (b) telecopy, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy transmission by reputable courier service guaranteeing delivery within one (1) business day or by certified mail, return receipt requested, in each case to the intended recipient as set forth below:

If to BPFH or Westfield LLC and, prior to the Closing, Westfield LP:	Boston Private Financial Holdings, Inc. Ten Post Office Square Boston, MA 02109 Attention: President

Copy to:	Goodwin Procter LLP Exchange Place Boston, MA 02109 Attention: Richard E. Floor

If to the WMS Entities and, after the Closing, Westfield LP:	Westfield Capital Management Company LLC One Financial Center Boston, MA 02111 Attention: William A. Muggia

Copy to:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attention: Leonard A. Pierce, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. A Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of The Commonwealth of Massachusetts.

9.12 Amendments and Waivers. The Parties may amend or waive any provision of this Agreement at any time, provided that no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provisions with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.14 Expenses. Except as otherwise provided to the contrary in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the transactions contemplated hereby are consummated.

9.15 Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that, except as otherwise set forth herein, the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

9.16 Submission to Jurisdiction. Each of the Parties (a) consents to submit itself to the personal jurisdiction of any federal court sitting in Massachusetts in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.8. Nothing in this Section, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

9.17 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

9.18 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Whenever the context may require, the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All references to “$” or “Dollars” or “US$” refer to currency of the United States of America. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa and the term “person” in this Agreement shall include natural persons and entities. The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date on which this Agreement is entered into, as set forth in the first paragraph of this Agreement. The term “business day” means any day on which banks in New York City, New York are open for business.

9.19 Incorporation of Schedules. The Disclosure Schedule, Exhibits and Schedule I and Schedule II and the certificates identified in Sections 5.1(d) and 5.2(d) of this Agreement are incorporated herein by reference and made a part hereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Recapitalization Agreement effective as of the date first written above.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC

By:
Name:
Title:

WESTFIELD CAPITAL MANAGEMENT COMPANY, L.P.

By:	Westfield Capital Management, LLC
Its:	General Partner

By:
Name:
Title:

WMS MANAGEMENT LLC

By:
Name:
Title:

WMS GENERAL PARTNER LLC

By:
Name:
Title:

[Signature Page to Recapitalization Agreement]

Schedule I

Individuals Required To Sign Non-Competition, Non-Solicitation, Confidentiality and

Assignment of Invention Agreements

1. William A. Muggia

2. Matthew Strobeck

3. Karen A. DiGravio

4. Morton L. Fearey

5. D. Hamlen Thompson

6. Bruce N. Jacobs

7. Richard D. Lee

8. Robert Flores

9. Scott R. Emerman

10. Ethan J. Meyers

11. John Montgomery

Schedule II

Closing Net Revenue Run Rate Threshold

$18,500,000